UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Grayscale Ethereum Trust (ETH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56193	82-6677805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Trust (ETH) Shares	ETHE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Transfer Agency and Service Agreement

On May 13, 2024, Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Trust (ETH) (the “Trust”), and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”), entered into a Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”) engaging BNY Mellon to serve as the transfer agent for the Trust (the “Transfer Agent”). Under the Transfer Agency and Service Agreement, the Transfer Agent will provide the following services to the Trust and the Sponsor: (1) facilitate the issuance and redemption of shares of the Trust; (2) respond to correspondence by Trust shareholders and others relating to its duties; (3) maintain shareholder accounts; and (4) make periodic reports to the Trust.

Although executed on May 13, 2024, the Transfer Agency and Service Agreement shall not become effective and the services to be provided under the Transfer Agency and Service Agreement shall not be provided until the date on which shares of the Trust begin trading on NYSE Arca as shares of an exchange-traded product (the “Uplisting Date”).

The Trust will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability, in connection with the Agreement, or as a result of acting upon any instructions reasonably believed by the Transfer Agent to have been duly authorized by the Trust or upon reasonable reliance of information or records given or made by the Trust; except for any losses caused by the Transfer Agent’s fraud, negligence, or willful misconduct or that of its employees, agents or attorneys-in-fact.

Fees paid to the Transfer Agent are a Sponsor-paid Expense (as defined in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

BNY Mellon also serves as the administrator for the Trust.

The foregoing description is a summary, does not purport to be a complete description of the Transfer Agency and Service Agreement, and is qualified in its entirety by reference to the Transfer Agency and Service Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transfer Agency and Service Agreement, dated May 8, 2024, between the Sponsor and the Transfer Agent
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Ethereum Trust (ETH)

Date:	May 15, 2024	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments, LLC, the Sponsor of the Registrant.